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                                                                    EXHIBIT 10.8


                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                      LADY BURD EXCLUSIVE COSMETICS, INC.

                                    SELLER,

                                      AND

          SUMMIT ENVIRONMENTAL CORPORATION, INC., A TEXAS CORPORATION,

                                   PURCHASER.

                              DATED: FEBRUARY 2002



                                                                    Exhibit 10.8
                                                              Page 1 of 15 Pages

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AGREEMENT dated November 2001, between LADY BURD EXCLUSIVE COSMETICS, INC., 44
Executive Boulevard, Farmingdale, New York 11735 ("SELLER") and SUMMIT ENVIRONMENTAL CORPORATION, INC., 521 Delia Drive, Longview, Texas 7501 ("PURCHASER").

                                   WITNESSETH:

         WHEREAS, SELLER is the owner of the Property, as hereafter defined; and

         WHEREAS, PURCHASER seeks to acquire the Property; and

         WHEREAS, the SELLER and PURCHASER have agreed to the terms of sale and seek to memorialize those terms in this document.

         NOW, it is therefore agreed:

I.       DEFINITIONS:

         "SELLER" means, "LADY BURD EXCLUSIVE COSMETICS, INC.", a New
York corporation, and where applicable, its officers, directors and employees.

         "PURCHASER" means "SUMMIT ENVIRONMENTAL CORPORATION, INC," a Texas corporation and with regard to paragraph 4.1 herein, its officers, directors and employees.

         "PROPERTY" means, the Confidential Formulation known now and relating to a liquid lipstick product, known as LIQUID LIPS, INDELIBILE LIPS, and/or LUSCIOUS LIPS, the formulation for which is set forth in Exhibit A to this agreement, and all patents, patent applications, divisionals, reissues and foreign patents relating thereto.

         "CLOSING" or "CLOSING DATE" shall mean the date final payment is received by Seller from Purchaser at the offices to the seller's attorney, or at such other time and place mutually agreed by the parties in writing.

                          ARTICLE 1 - PURCHASE AND SALE

1.1 Agreement to Sell. Upon the Closing, the Seller will grant, sell, convey, assign, transfer and deliver to the Purchaser, upon and subject to the terms and conditions of this Agreement, (a) all of the Seller's right, title and interest in and to the



                                                                    Exhibit 10.8
                                                              Page 2 of 15 Pages
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         Property, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

1.2 Agreement to Purchase. On the Closing Date, Purchaser shall purchase the Property from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller in exchange for the Purchase Price (hereinafter defined in Section 1.3). Purchaser shall not assume or be responsible for any liabilities or obligations of the Seller.

1.3      The Purchase Price; Payment.

1.3.1 SELLER agrees to sell and PURCHASER to purchase the Property for the following consideration:

1.3.2 The Sum of $25,000, upon the signing of this contract. $25,000.00 of which has been paid in advance as a non-refundable deposit, and 500,000 shares of restricted common stock (SEVT) with covenant to register of Purchaser, receipt of the certificate of which is hereby acknowledged.

1.3.3 The sum of $300,000, will complete the closing. Payment is to be presented in certified or cashiers check in denominations of United States dollars.

1.3.4 The balance of the purchase price will be paid by the end of 2002 from funds from a private placement selling securities from the Purchaser. The Purchaser will pay incremental payments to seller as the securities are sold.

1.3.5 An earn-out on the asset based upon the amount of $.15 per unit sold until the purchaser has paid to Seller an earn-out of $200,000.00

1.3.6 Purchaser will pay Seller an earn-out at the rate of $.30 per unit thereafter. The earn-out will continue for a period of 10 years after the Closing date.

1.3.6.1 PURCHASER shall account to SELLER and make payment upon the earn-out twice per year; one and one-half months and seven and one-half months after the close of the PURCHASER'S fiscal year representing sales for the period of the fiscal year.

1.3.6.2 SELLER will have the right to conduct an audit of PURCHASER'S sales records by a representative duly appointed and compensated by SELLER. Upon conclusion of the audit, PURCHASER will pay to SELLER the amount of any


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         underpayment found by the auditor. In the event the account reveals a discrepancy of five percent (5%) or more to the disadvantage of SELLER, PURCHASER will be obligated to reimburse SELLER the full cost of the audit.

1.3.6.3 PURCHASER will provide the auditor with access to all books and records of entry and all supporting documentation thereto necessary to verify the accuracy of the audit.

1.3.6.4 SELLER'S election not to conduct an audit of one or more of PURCHASER'S semi-annual statement will not constitute a waiver of SELLER'S right to conduct an audit in the future of the sales for any prior accounting for the period.

1.3.7 In the event of the sale of all or substantially all of the shares of Purchaser or a sale of all or substantially all of the business assets of Purchaser or of the Property, the balance, with the exception of the earn-out, then remaining on the purchase price will be accelerated and will become due and owing.

1.3.8 The Purchaser may not sell, transfer, pledge, assign, transfer or hypothecate the Property without the prior written consent of the Seller. In connection with any such transaction, the proposed transferee of the property will be required to assume all obligations of the Purchaser under the terms of this and all other Agreements between the parties. Notwithstanding the assumption of obligations, Purchaser will remain liable and obligated to the Seller for all of its obligations of payment under this Agreement.

1.3.9 Purchaser agrees that it will not solicit for employment or accept the employment of any person who is an employee of Seller at any time without written consent of Seller.

                 ARTICLE 2 - CLOSING, ITEMS TO BE DELIVERED AND
                               FURTHER ASSURANCES

2.1 Closing. The Closing (the "Closing") will be made at the offices of the Seller or its attorney upon the final payment of the purchase, or at such other place, date


                                                                    Exhibit 10.8
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         and time as shall be mutually satisfactory to the parties hereto. The date of the Closing is sometimes referred to as the "Closing" or the "Closing date".

2.2 Items to be delivered at Time Of Closing. At the Closing and subject to the terms and conditions contained in this Agreement:

2.2.1    The Seller will deliver to the Purchaser the following:

2.2.1.1 A bill of sale in customary form with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form and substance satisfactory to the Purchaser and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, the Purchaser all of the Seller's right, title, and interest in and to the Property to be sold under this Agreement.

2.2.1.2 Upon Closing Purchaser will take over Seller's responsibility with respect to all future legal and other expenses incurred in obtaining a domestic patent and foreign patents on the property at its sole and exclusive expense subject to a $10,000 cap. Purchaser will not be liable for the payment of any expenses incurred by Seller prior to the Closing Date. Seller will be liable for additional patent requirements which shall be conducted or become necessary to be conducted with the coverage of research and development.

2.2.2 The Purchaser will have delivered to the Seller its certified check in an amount equal to $350,000.

2.2.2.1 The Purchaser will execute the Requirements Agreement, Security Agreement and Conditional Assignment, copies of which are attached hereto as Exhibits D, E, and F to this Agreement.

2.2.3 Further Assurances. Each party, from time to time after the closing, at the other party's request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as a party may reasonably request in order to effectuate the terms of this Agreement.


                                                                    Exhibit 10.8
                                                              Page 5 of 15 Pages

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                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date as follows:

3.1.1 Corporate Existence; Certificate of Incorporation and By-Laws. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and duly authorized to transact business in the State of New York. The Seller has all requisite power and authority and all necessary licenses, permits, and authorizations to carry on its business as it has been and is now being conducted and to use the Property. The Seller has the Corporate power, authority and legal right to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate action. This Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

3.1.2 Litigation. Seller represents that there is no litigation, arbitration, investigation, or other proceeding of or before any Court, arbitrator, or governmental or regulatory official, body or authority pending or threatened against the Seller, or relating to the Property. Seller does not know or have reasonable grounds to know of any basis for any such litigation, arbitration, investigation or proceeding.

3.1.3 Completeness of Disclosure. Neither this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Purchaser pursuant hereto, or in connection with the negotiation, execution, or performance of this Agreement, contains or will contain any untrue statement of fact or omits or will omit to state a fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.


                                                                    Exhibit 10.8
                                                              Page 6 of 15 Pages

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3.2      Representations and Warranties of the Purchaser. The Purchaser
         represents and warrants to the Seller as of the date of this Agreement and the Closing Date as follows:

3.2.1 Corporate Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligation of the Purchaser enforceable against it and in accordance with its terms.

3.2.2 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by the Purchaser will not contravene or violate (a) any existing law, rule, or regulation to which the Purchaser is subject (b) any judgement, order, writ, injunction, decree or award of any Court, arbitrator, or governmental or regulatory official, body or authority which is applicable to the Purchaser, or
         (c) the Certificate of Incorporation or By-Laws of the Purchaser or any securities issued by it.

3.3 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by the parties in this Agreement or in any certificate, schedule, statement, document or installment furnished hereunder or in connection with the negotiation, execution, and performance of this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations, warranties, covenants, and agreements set forth in this Agreement.



                                                                    Exhibit 10.8
                                                              Page 7 of 15 Pages
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                   ARTICLE 4 - CONDITIONS PRECEDENT TO CLOSING

4.1 Confidentiality. Neither SELLER nor PURCHASER will disclose the formulation of the Property unless and until a patent is granted for the formulation or for the claims delivered from the formulation. In the event that a patent is not granted each of Seller and Purchaser agree that it will maintain the Property and its elements as a trade secret and will maintain the confidentiality thereof as required under law for the enforcement of the rights to the Property as a trade secret. This obligation will survive closing and will run for the duration of this Agreement. The obligation will also survive the failure to close the Agreement. Each of Seller and Purchaser shall take all reasonable action to assure that its officers, directors and employees comply with the provision of paragraph 4.1.

4.1.1 Bill of Sale. The Seller shall have executed an Assignment for the transfer of the Property sold under this agreement. In substantially the form of Exhibit D, simultaneously with the Closing of this Agreement.

4.2 Conditions Precedent to the Seller's Obligations. All obligations of the Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Seller in writing.

4.2.1 Representations. All representations and warranties of the Purchaser being true, complete and correct at the Closing.

4.2.2 Performance by the Purchaser. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

4.2.3 Litigation Affecting Contract. On the Closing date, no action or proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damage or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

4.2.4 Corporate Matters. The Purchaser shall have furnished the Seller with certified copies of all such corporate documents of , and good-standing


                                                                    Exhibit 10.8
                                                              Page 8 of 15 Pages

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         certificates, if any is available, for the Purchaser, and a resolution of the Board of Directors authorizing the transaction.

4.3      Termination. In the event any of the conditions contained in Sections
         4.1 and 4.2 are not satisfied and the conditions have not been waived, this Agreement will terminate upon notice by one party to the other and neither party will have any liability or obligation of any kind or nature to the other.

                           ARTICLE 5 - INDEMNIFICATION

5.1 Indemnification by the Seller. From the time of and after the Closing, the Seller will reimburse, indemnify and hold harmless the Purchaser against any final judicial finding of intentional infringement with respect to the property, or arising out of the creation or development of the Property.

5.2 Procedure. Notice must be given within a reasonable time after discovery of any fact or circumstance on which a party could claim indemnification ("Claim" or "Claims"). The notice shall describe the nature of the Claim. If the Claim is determinable, the amount of the Claim, or if not determinable, an estimate of the amount of the Claim. Each party agrees to use its best efforts to minimize the amount of the loss or injury for which it is entitled to indemnification. If the party, in order to fulfill its obligations to the other party, must take legal action or if the party is involved in legal action, the outcome of which could give rise to its seeking indemnification, one party shall consult with the other party with respect to such legal action and allow it to participate therein. No Claim for which indemnification is asserted shall be settled or compromised without the written consent of the Seller and the Purchaser; provided, however. If a party does not consent to a bona fide settlement proposed by the other, the other party shall be liable for indemnification only to the lesser of the final judgement or the amount to be paid in settlement. Subject to the provisions of this paragraph, neither party shall have recourse for indemnification until the Claims are fully and finally resolved. For a period of thirty (30) days following the giving of the notice of such Claim, the Purchaser and the Seller shall attempt to resolve any differences


                                                                    Exhibit 10.8
                                                              Page 9 of 15 Pages

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         they may have with respect to such Claim. If a resolution is not reached within the thirty (30) day period (unless the parties agree to extend the period), the matter may be submitted to a court of competent jurisdiction. A Claim shall be deemed finally resolved in the event a matter is submitted to a court, upon the entry of judgement by a court of final authority.

5.3 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article are independent of an in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder, including without limitation the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

5.4 Limitation of Liability. The total amount of money for which seller shall be liable under this Article shall not exceed the then unpaid balance of monies due by Purchaser to Seller under paragraph 1.3.4 of this Agreement.

                               ARTICLE 6 - DEFAULT

6.1      The following will constitute a default by PURCHASER:

6.1.1 The failure to make any payment under this Agreement when due, except as set forth hereinafter;

6.1.2 The filing for protection under the bankruptcy laws of the United States, or any legal or beneficial assignment for the benefit of creditors under the law of any state;

6.1.3 Failure to execute any document necessary to effectuate the terms of this Agreement; or

6.1.4 Default under any provision of this Agreement or of any other agreement by and between the parties.

6.2 In the event Purchaser fails to close this Agreement, Seller will be entitled to retain as liquidated damages all money and property and tendered by Purchaser to


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                                                             Page 10 of 15 Pages
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         Seller prior thereto, including but not limited to all contract deposits and down payments and all common stock transfers.

6.3 In the event of a default by PURCHASER which remains uncured for ten(10) days after written notice of default from SELLER, all rights in the Property will revert irrevocably to the SELLER.

6.4      Default by SELLER.  The following will constitute a default by SELLER.

6.4.1 Failure to execute the Assignment or any other document necessary to effectuate the terms of this Agreement;

6.4.2 Default under the terms of any other agreement by and between the parties.

6.5 Consequences of default. In the event of a default by SELLER which remains uncured for ten (10) days after written notice to SELLER, the PURCHASER will have all rights and remedies available to it under law.

                        ARTICLE 7 - POST-CLOSING MATTERS

7.1 Effect of Nonpayment. In the event of nonpayment at the Closing, the Seller's sole right is to terminate the agreement, in which event no party will have any legal or monetary obligation to the other. In the event of nonpayment of any other payment due from purchaser under this agreement, which remains unpaid for a period of ten (10) days after notice of nonpayment to Purchaser, all right, title and interest of Purchaser then existing in the Property will revert to Seller without further notice. The Seller, however, will not be limited to the remedy set forth herein but will be entitled to exercise each and every remedy available to it under law or under any other agreement with Purchaser. Seller will be entitled to retain all consideration received at the time of the default with reimbursement to the Purchaser.

7.2 Manufacturing - Purchaser agrees that it shall employ Seller as the sole and exclusive manufacturer of all products created from the Property, including but not limited to existing products and colors, together with new and derivative products and additional colors available in the future. The terms of the


                                                                    Exhibit 10.8
                                                             Page 11 of 15 Pages
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         manufacturing relationship are set forth in the Requirements Agreement, attached hereto.

                            ARTICLE 8 - MISCELLANEOUS

8.1 Brokers' and Finders' Fees. The Seller represents and warrants to the Purchaser, and the Purchaser represents and warrants to the Seller that all negotiations relative to this Agreement have been carried on by the parties directly without the intervention of any person who may be entitled to any brokerage of finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Seller agrees to indemnify and hold harmless the Seller, as the case may be, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of either party's dealings, arrangements or agreements with any such person.

8.2 Expenses. Except as otherwise provided in this agreement, the parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

8.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superceded by this Agreement.

8.4 Assignment and Binding Effect. Except as otherwise set forth in this agreement, neither the Seller nor the Purchaser shall assign this Agreement nor any part of it nor delegate any obligation imposed by this Agreement without the prior written consent of the other. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Seller and Purchaser.


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                                                             Page 12 of 15 Pages
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8.5      Seller's Right of Assignment. The Seller may assign the right to receive any payment due it under this Agreement to a third party, subject to all claims, setoffs and defenses of the Purchaser remaining unimpaired.

8.6 Waiver. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

8.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered or personally or sent by telegram or by fax or by registered or certified mail, postage prepaid to the parties at the addresses first listed above with a required copy to :

         Evan Sarzin, P.C.                  and   John Curtis, Attorney-At-Law
         40 Exchange Place - Suite 1300           3701 W. Northwest Hwy Ste 169B
         New York, NY 10005                       Dallas TX 75220
         Fax: 212-344-0794                        Fax:214-352-7051

         or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval, or other communication will be deemed to have been given as of the date so delivered, telegraphed, faxed or mailed.

8.8 New York Law to Govern. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, except for the provisions addressing the issue of the conflict of laws.

8.9 Exclusive Jurisdiction. The parties consent and agree that the federal and state courts situated in the State of New York will have the exclusive jurisdiction over actions and proceedings by and between the parties. The parties consent to the jurisdiction of the State of New York in a county or district where venue is properly obtained.


                                                                    Exhibit 10.8
                                                             Page 13 of 15 Pages
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8.10     Service of Process. The parties agree that service of process by certified mail, return receipt requested and by first-class mail shall constitute personal service with respect to any action or proceeding between the parties.

8.11 No Adequate Legal Remedy. Purchaser acknowledges and agrees that in the event of its breach of sections 1.3.9, 4.1, or 7.2 will leave Seller without an adequate legal remedy. In the event of breach or an anticipated breach by Purchaser, Purchaser consents to the issuance of a temporary restraining order and preliminary injunction without requiring the posting of a bond or undertaking by Seller. In the event that Seller so established the said breach or anticipated breach, Purchaser will be obligated to pay all legal fees, costs and expenses incurred by Seller in the enforcement of the Agreement.

8.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

8.13 Headings, Gender, and Person. All section headings contained in this Agreement are for convenience or reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and considered to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association,, unincorporated organization or any other entity.

8.14 Exhibits. All Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

8.15 Tax Consequences. No party to this Agreement, nor any of their officers, employees or agents, has made any representation or agreement, expressly implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or arising out of this Agreement.


                                                                    Exhibit 10.8
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8.16     Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining of the provisions hereof, and any such invalidity or unenforceability, in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.17 Effective Date. The effective date of the complete agreement with all required exhibits will be the date upon which the fully executed copies of the Agreement have been exchanged by and between the parties.

8.18 Counterparts. This Agreement may be executed in any number of counterparts and any parties hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on February 27, 2002.

LADY BURD EXCLUSIVE COSMETICS, INC.

By:
   -----------------
   Roberta Burd, President

SUMMIT ENVIRONMENTAL CORPORATION, INC.

By:
   -----------------
   Keith Parker, Chief Executive Officer



                                                                    Exhibit 10.8
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